Exhibit 23.1

CONSENT LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporate by reference in this Registration Statement on Form S-8 of Xunlei Limited of our report dated March 21, 2014 relating to the consolidated financial statements of Xunlei Limited as of December 31, 2012 and 2013 for each of the three years in the period ended December 31, 2013, which appears in Amendment No. 3 to the Registration Statement on Form F-1 (File No.: 196221) of Xunlei Limited.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Hong Kong
November 28, 2014